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                                                                     EXHIBIT 4.3



                              CERTIFICATE OF TRUST


                 The undersigned, the trustees of North Fork Capital Trust I, desiring to form a business trust pursuant to Delaware Business Trust Act, 12 Del. C. Section 3810, hereby certify as follows:

                 1. The name of the business trust being formed hereby (the "Trust") is "North Fork Capital Trust I."

                 2. The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

                 Bankers Trust (Delaware)
                 1001 Jefferson Street
                 Suite 550
                 Wilmington, Delaware 19801-1454

                 3. This Certificate of Trust shall be effective as of the date of filing.

Dated:  December 23, 1996



                                      ----------------------------------------
                                      Name: Daniel Healy, as Administrative
                                      Trustee



                                      ----------------------------------------
                                      Name: John DiGiacomo, as Administrative
                                      Trustee


                                      BANKERS TRUST (DELAWARE),
                                      as Trustee


                                      By:
                                          ------------------------------------
                                          Name:
                                          Title: